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                                                                    EXHIBIT 99.7
                                                                    ------------

                              INTIMATE BRANDS, INC.
                              FOURTH QUARTER REPORT
                                JANUARY 29, 2000
                                  (UNAUDITED)

                                                         THIRTEEN WEEKS ENDED                              Percent
                                           JANUARY 29, 2000                 JANUARY 30, 1999               Increase
                                           ----------------                 ----------------               --------
                                               (in thousands except per share data)

Net Sales                                     $1,801,748                      $1,531,192                     17.7%

Operating Income                                $470,826                        $390,796                     20.5%

Net Income                                      $278,852                        $231,983                     20.2%

Diluted Earnings Per Share *                       $1.10                           $0.88                     25.0%

Weighted Average Diluted Shares *                252,568                         263,511
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
                                                   FIFTY-TWO WEEKS ENDED                                Percent
                                      JANUARY 29, 2000                 JANUARY 30, 1999                 Increase
                                      ----------------                 ----------------                 --------
                                             (in thousands except per share data)

Net Sales                                     $4,510,836                      $3,885,753                     16.1%

Operating Income                                $793,516                        $670,849                     18.3%

Net Income                                      $458,904                        $394,199                     16.4%

Diluted Earnings Per Share *                       $1.81                           $1.49                     21.5%

Weighted Average Diluted Shares *                253,858                         265,060


* Adjusted to reflect 5% stock dividend declared June 22, 1999 as if it occurred at the beginning of 1998


 For Further Information Contact:        Debbie Mitchell
                                         (614) 415-7546